Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2006 RESULTS

-Second Quarter 2006 Pro Forma Net Revenue and Pro Forma Consolidated Adjusted EBITDA

Increase 8% and 15% Respectively-

-Announces Sale of Dallas Radio Assets for $95 Million-

SANTA MONICA, CALIFORNIA, August 3, 2006 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2006.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 11. Unaudited financial highlights are as follows:

	Three-Month Period Ended June 30,			Six-Month Period Ended June 30,
	2006	2005	% Change	2006	2005	% Change
Net revenue	$79,289	$75,109	6%	$139,208	$132,263	5%
Operating expenses (1)	44,049	43,163	2%	85,544	83,174	3%
Corporate expenses (2)	4,387	4,285	2%	9,294	8,653	7%
Consolidated adjusted EBITDA (3)	31,018	27,781	12%	46,010	40,823	13%
Free cash flow (4)	$15,010	$13,829	9%	$16,785	$15,632	7%
Free cash flow per share, basic and diluted (4)	$0.14	$0.11	27%	$0.16	$0.13	23%
Net income (loss)	$(167,998)	$4,231	NM	$(155,879)	$(257)	NM
Net income (loss) per share applicable to common stockholders, basic and diluted	$(1.60)	$0.03	NM	$(1.45)	$(0.00)	NM
Weighted average common shares outstanding, basic	105,080,809	124,268,627		107,279,346	124,241,105
Weighted average common shares outstanding, diluted	105,080,809	124,454,771		107,279,346	124,241,105

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $(56) thousand and $11 thousand of non-cash stock-based compensation for the three-month periods ended June 30, 2006 and 2005, respectively. Included in operating expenses are $778 thousand and $49 thousand of non-cash stock-based compensation for the six-month periods ended June 30, 2006 and 2005, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment loss and gain (loss) on sale of assets.

(2)	Corporate expenses include $181 thousand and $89 thousand of non-cash stock-based compensation for the three-month periods ended June 30, 2006 and 2005, respectively. Corporate expenses include $856 thousand and $308 thousand of non-cash stock-based compensation for the six-month periods ended June 30, 2006 and 2005, respectively.

(3)	Consolidated adjusted EBITDA means operating income (loss) plus loss (gain) on sale of assets, depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation included in operating and corporate expenses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include non-cash stock-based compensation, non-cash impairment loss, loss (gain) on sale of assets and syndication programming amortization and does include syndication programming payments. The definition of operating income (loss), and thus consolidated adjusted EBITDA, excludes equity in net earnings (loss) of nonconsolidated affiliates. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss on sale of assets, non-cash depreciation and amortization, non-cash impairment loss, non-cash stock-based compensation awards and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business.

(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company made two bond interest payments in 2005. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter Ulloa, Chairman and Chief Executive Officer, said, “We once again generated industry leading top-line growth across our businesses driven by our strong audience shares and our ability to capitalize on the launch of improved audience measurement tools and the broadcast of the 2006 World Cup on our television and radio stations. Our aggressive focus on sales and marketing is paying dividends as we improve our ability to monetize recent ratings gains, while our efficient operating structure ensures we convert this revenue into expanding cash flows. As we look at the second half of the year we are benefiting from positive operating momentum at all of our divisions and incremental revenue associated with the 2006 political elections. We will continue to seek opportunities to enhance our long-term growth potential by optimally positioning our assets within the fastest growing Hispanic markets to take advantage of the growing demand among audiences and advertisers for Spanish-language media.”

Sale of Dallas Radio Assets

The Company announced today that it has entered into a definitive agreement to sell its Dallas radio stations to Liberman Broadcasting of Dallas, Inc. for $95 million. The stations include KTCY-FM, KZZA-FM, KZMP-FM, KZMP-AM and the recently acquired KBOC-FM. The sale, which is subject to regulatory approvals, is expected to close in the fourth quarter of 2006. Upon closing of the transaction, the Company will no longer have operations in the Dallas market.

Mr. Ulloa commented: “This transaction reflects our focus on maximizing the value of our assets and directing our resources towards building strong radio clusters and television duopolies. The proceeds will bolster our balance sheet and improve our financial flexibility. Going forward, we will continue to build leading positions in the fastest growing and highest density Hispanic markets where we can operate both television and radio assets, allowing us to efficiently manage our costs and leverage our operating footprint. At the same time, we will continually review our portfolio to ensure we are optimally positioned to capitalize on our operating strategy and enhance the value of our assets.”

Impairment of Radio Segment Intangibles

The Company recorded an impairment charge of $189.7 million as a result of an appraisal recently conducted on the radio division.

Financial Results

Three Months Ended June 30, 2006 Compared to Three Months Ended June 30, 2005

(Unaudited)

	Three-Month Period Ended June 30,
	2006	2005	% Change
Net revenue	$79,289	$75,109	6%
Operating expenses (1)	44,049	43,163	2%
Corporate expenses (1)	4,387	4,285	2%
Loss on sale of assets	1,656	—	NM
Depreciation and amortization	11,195	11,620	(4)%
Impairment charge	189,661	—	NM

Operating income (loss)	(171,659)	16,041	NM
Interest expense, net	(4,251)	(8,322)	(49)%

Income (loss) before income taxes	(175,910)	7,719	NM
Income tax (expense) benefit	7,832	(3,453)	NM

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(168,078)	4,266	NM
Equity in net income (loss) of nonconsolidated affiliates	80	(35)	NM

Net income (loss)	$(167,998)	$4,231	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $79.3 million for the three-month period ended June 30, 2006 from $75.1 million for the three-month period ended June 30, 2005, an increase of $4.2 million. Excluding the net revenue contributed during the second quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue would have increased by $6.1 million during the three-month period ended June 30, 2006. Of the overall increase, $4.6 million came from our television segment. The increase from this segment was primarily attributable to an increase in both local and national advertising sales, primarily attributable to an increase in advertising rates. Additionally, $0.6 million of the increase was from our outdoor segment, primarily attributable to revenue associated with the expansion of our outdoor division in Tampa, as well as an increase in local and national advertising sales. The overall increase was partially offset by a $1.0 million

Entravision Communications

decrease in our radio net revenue. The decrease was primarily attributable to a decrease in net revenue of $1.9 million from our San Francisco/San Jose radio stations that we sold. Excluding the net revenue contributed during the second quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue in our radio segment would have increased by $0.9 million during the three-month period ended June 30, 2006, primarily attributable to an increase in advertising rates.

Company operating expenses increased to $44.1 million for the three-month period ended June 30, 2006 from $43.2 million for the three-month period ended June 30, 2005, an increase of $0.9 million, or 2%. Excluding the operating expenses incurred during the second quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expenses would have increased $2.1 million, or 5%. Of the overall increase, $1.0 million came from our television segment. The increase from this segment was primarily attributable to an increase in national representation fees and other sales-related expenses associated with the increase in net revenue and an increase in salaries. Additionally, $0.5 million of the overall increase came from our outdoor segment and was primarily attributable to increased leasing expense and expenses associated with the expansion of our outdoor division in Tampa. The overall increase was partially offset by a $0.6 million decrease in our radio operating expenses. The decrease was primarily attributable to a decrease in operating expenses of $1.2 million from our San Francisco/San Jose radio stations that we sold. Excluding the operating expense contributed during the second quarter of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expense in our radio segment would have increased by $0.6 million during the three-month period ended June 30, 2006, primarily attributable to an increase in promotional spending and legal expense.

Corporate expenses increased to $4.4 million for the three-month period ended June 30, 2006 from $4.3 million for the three-month period ended June 30, 2005, an increase of $0.1 million. The increase was primarily attributable to increased non-cash stock-based compensation of $0.1 million.

The Company recorded an impairment charge of $189.7 million as a result of an appraisal recently conducted on the radio division.

Six Months Ended June 30, 2006 Compared to Six Months Ended June 30, 2005

(Unaudited)

	Six-Month Period Ended June 30,
	2006	2005	% Change
Net revenue	$139,208	$132,263	5%
Operating expenses (1)	85,544	83,174	3%
Corporate expenses (1)	9,294	8,653	7%
Gain on sale of assets	(17,652)	—	NM
Depreciation and amortization	22,218	23,052	(4)%
Impairment charge	189,661	—	NM

Operating income (loss)	(149,857)	17,384	NM
Interest expense, net	(6,080)	(16,355)	(63)%

Income (loss) before income taxes	(155,937)	1,029	NM
Income tax (expense) benefit	171	(1,091)	NM

Net loss before equity in net loss of nonconsolidated affiliates	(155,766)	(62)	NM
Equity in net loss of nonconsolidated affiliates	(113)	(195)	(42)%

Net loss	$(155,879)	$(257)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Entravision Communications

Net revenue increased to $139.2 million for the six-month period ended June 30, 2006 from $132.3 million for the six-month period ended June 30, 2005, an increase of $6.9 million. Excluding the net revenue contributed during the first and second quarters of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue would have increased by $10.1 million during the six-month period ended June 30, 2006. Of the overall increase, $7.8 million came from our television segment. The increase from this segment was primarily attributable to an increase in both local and national advertising sales, primarily attributable to an increase in advertising rates. Additionally, $0.7 million of the increase was from our outdoor segment, primarily attributable to revenue associated with the expansion of our outdoor division in Tampa and Sacramento, as well as an increase in local and national advertising sales. The overall increase was partially offset by a $1.6 million decrease in our radio net revenue. The decrease was primarily attributable to a decrease in net revenue of $3.2 million from our San Francisco/San Jose radio stations that we sold. Excluding the net revenue contributed during the first and second quarters of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, net revenue in our radio segment would have increased by $1.6 million during the six-month period ended June 30, 2006, primarily attributable to an increase in advertising rates.

Company operating expenses increased to $85.5 million for the six-month period ended June 30, 2006 from $83.2 million for the six-month period ended June 30, 2005, an increase of $2.3 million, or 3%. Excluding the operating expenses incurred during the first and second quarters of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expenses would have increased $4.6 million, or 6%. Excluding non-cash stock-based compensation of $0.8 million, operating expenses increased to $84.8 million for the six-month period ended June 30, 2006 from $80.9 million for the six-month period ended June 30, 2005, an increase of $3.9 million, or 5%. Of the overall increase, $2.5 million came from our television segment. The increase from this segment was primarily attributable to an increase in commissions and other sales-related expenses associated with the increase in net revenue, salaries and non-cash stock-based compensation. Additionally, $0.9 million of the overall increase came from our outdoor segment and was primarily attributable to increased leasing expense and expenses associated with the expansion of our outdoor division in Tampa and Sacramento. The overall increase was partially offset by a $1.1 million decrease in our radio operating expenses. The decrease was primarily attributable to a decrease in operating expenses of $2.3 million from our San Francisco/San Jose radio stations that we sold. Excluding the operating expense contributed during the first and second quarters of 2005 by our radio stations in the San Francisco/San Jose market that we sold in the first quarter of 2006, operating expense in our radio segment would have increased by $1.2 million during the six-month period ended June 30, 2006, primarily attributable to an increase in promotional spending and legal expense, as well as expenses associated with radio station KDLD-FM/KDLE-FM, which we began operating in the second quarter of 2005.

Corporate expenses increased to $9.3 million for the six-month period ended June 30, 2006 from $8.7 million for the six-month period ended June 30, 2005, an increase of $0.6 million. The increase was primarily attributable to increased non-cash stock-based compensation of $0.5 million. The remaining increase of $0.1 million was primarily attributable to increased rent and higher wages and expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, including internal controls.

The Company recorded an impairment charge of $189.7 million as a result of an appraisal recently conducted on the radio division.

Pro Forma Segment Results

With the sale of the Company’s radio assets in the San Francisco/San Jose market in the first quarter of 2006, the Company no longer has any remaining broadcasting operations in that market. As a result, in accordance with Company policy, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from that market for the prior period so that the comparison between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to

Entravision Communications

investors when the Company exits an entire market or enters a new market. A table reconciling each pro forma measure to its most directly comparable GAAP financial measure is included beginning on page 11.

The following is the Company’s selected unaudited pro forma segment information for the second quarter of 2006 and 2005:

	Three-Month Period Ended June 30,
	2006	2005	% Change
Net Revenue
Television	$43,336	$38,756	12%
Radio	26,211	25,263	4%
Outdoor	9,742	9,141	7%

Total	$79,289	$73,160	8%
Operating Expenses (1)
Television	$20,969	$20,016	5%
Radio	15,294	14,677	4%
Outdoor	7,786	7,251	7%

Total	$44,049	$41,944	5%
Corporate Expenses (1)	$4,387	$4,285	2%
Consolidated adjusted EBITDA (1)	$31,018	$27,051	15%

(1)	Operating expenses, corporate expenses and consolidated adjusted EBITDA are defined on page 1.

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended June 30,
	2006	2005	% Change
Net Revenue
Television	$43,336	$38,756	12%
Radio	26,211	27,212	(4)%
Outdoor	9,742	9,141	7%

Total	$79,289	$75,109	6%
Operating Expenses (1)
Television	$20,969	$20,016	5%
Radio	15,294	15,896	(4)%
Outdoor	7,786	7,251	7%

Total	$44,049	$43,163	2%
Corporate Expenses (1)	$4,387	$4,285	2%
Consolidated adjusted EBITDA (1)	$31,018	$27,781	12%

(1)	Operating expenses, corporate expenses and consolidated adjusted EBITDA are defined on page 1.

Guidance

The following is the Company’s guidance for the third quarter of 2006. Guidance constitutes a “forward-looking statement.” Please see below regarding statements that are forward-looking.

Entravision Communications

With the sale of the Company’s radio assets in the San Francisco/San Jose market in the first quarter of 2006, the Company no longer has any remaining broadcasting operations in that market. As a result, in accordance with Company policy, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from that market for the prior period so that the comparison between the periods will be meaningful. The amounts excluded from net revenue and operating expenses for the third quarter of 2005 were $1,824,000 and $1,250,000, respectively.

Beginning in 2006, corporate expenses include non-cash stock-based compensation to comply with Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2005), “Share-Based Payment” (“SFAS 123R”). The Company expects approximately $200,000 in operating expenses and $300,000 in corporate expenses related to stock option compensation in the third quarter of 2006.

For the third quarter of 2006, the Company expects net revenues to increase by mid single digit percentages and operating expenses to increase by low to mid single digit percentages as compared to the third quarter of 2005. Excluding non-cash stock-based compensation, corporate expenses are expected to be flat compared to the third quarter of 2005.

The Company will hold a conference call to discuss its 2006 second quarter results on August 3, 2006 at 5 p.m. Eastern Time. To access the conference call, please dial 212-271-4604 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 52 owned and operated radio stations. The company’s outdoor operations consist of approximately 10,700 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:
John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2006	2005	2006	2005
Net revenue (including related parties of $150, $150, $300 and $300)	$79,289	$75,109	$139,208	$132,263

Expenses:
Direct operating expenses (including related parties of $3,584, $3,038, $6,037 and $5,393) (including non-cash stock-based compensation of $60, $0, $119 and $0)	31,386	30,577	60,043	57,882
Selling, general and administrative expenses (including non-cash stock-based compensation of $(116), $11, $659 and $49)	12,663	12,586	25,501	25,292
Corporate expenses (including non-cash stock-based compensation of $181, $89, $856 and $308)	4,387	4,285	9,294	8,653
(Gain) loss on sale of assets	1,656	—	(17,652)	—
Depreciation and amortization (includes direct operating of $9,943, $10,218, $19,709 and $20,210; selling, general and administrative of $1,050, $1,172, $2,102 and $2,371; and corporate of $200, $230, $408 and $471) (including related parties of $39, $77, $39 and $77)	11,195	11,620	22,218	23,052
Impairment charge	189,661	—	189,661	—

	250,948	59,068	289,065	114,879

Operating income (loss)	(171,659)	16,041	(149,857)	17,384
Interest expense (including related parties of $83, $97, $170 and $199)	(4,344)	(8,535)	(6,837)	(16,716)
Interest income	93	213	757	361

Income (loss) before income taxes	(175,910)	7,719	(155,937)	1,029
Income tax (expense) benefit	7,832	(3,453)	171	(1,091)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	(168,078)	4,266	(155,766)	(62)
Equity in net income (loss) of nonconsolidated affiliate (including non-cash stock-based compensation of $(27), $43, $89 and $78)	80	(35)	(113)	(195)

Net income (loss) applicable to common stockholders	$(167,998)	$4,231	$(155,879)	$(257)

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders, basic and diluted	$(1.60)	$0.03	$(1.45)	$(0.00)

Weighted average common shares outstanding, basic	105,080,809	124,268,627	107,279,346	124,241,105

Weighted average common shares outstanding, diluted	105,080,809	124,454,771	107,279,346	124,241,105

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss)	$(167,998)	$4,231	$(155,879)	$(257)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,195	11,620	22,218	23,052
Impairment charge	189,661	—	189,661
Deferred income taxes	(9,768)	3,071	(2,431)	219
Amortization of debt issue costs	100	598	200	1,196
Amortization of syndication contracts	56	20	56	30
Payments on syndication contracts	(16)	—	(50)	—
Equity in net (income) loss of nonconsolidated affiliate	(80)	35	113	195
Non-cash stock-based compensation	125	100	1,635	357
(Gain) loss on sale of media properties and other assets	1,656	—	(17,661)	—
Change in fair value of interest rate swap agreements	(3,586)	—	(8,960)	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Increase in accounts receivable	(15,496)	(14,688)	(3,820)	(8,487)
(Increase) decrease in prepaid expenses and other assets	(14)	(66)	(856)	(1,769)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,740	6,166	(4,679)	(514)

Net cash provided by operating activities	7,575	11,087	19,547	14,022

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	10	28	13	37
Purchases of property and equipment and intangibles	(6,345)	(19,041)	(12,811)	(27,166)
Deposits on acquisitions	(58)	—	(4,573)	—
Proceeds from collection of note receivable	—	—	1,288	—

Net cash used in investing activities	(6,393)	(19,013)	(16,083)	(27,129)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,085	117	2,821	672
Payments on long-term debt	(5,323)	(1,031)	(11,644)	(1,063)
Repurchase of Class U common stock	—	—	(51,100)	—
Proceeds from borrowings on long-term debt	3,000	—	11,000	—
Excess tax benefits from exercise of stock options	95	—	107	—

Net cash used in financing activities	(143)	(914)	(48,816)	(391)

Net increase (decrease) in cash and cash equivalents	1,039	(8,840)	(45,352)	(13,498)
Cash and cash equivalents:
Beginning	19,219	42,311	65,610	46,969

Ending	$20,258	$33,471	$20,258	$33,471

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2006	2005	2006	2005
Consolidated adjusted EBITDA (1)	$31,018	$27,781	$46,010	$40,823
Interest expense	(4,344)	(8,535)	(6,837)	(16,716)
Interest income	93	213	757	361
Income tax (expense) benefit	7,832	(3,453)	171	(1,091)
Amortization of syndication contracts	(56)	(20)	(56)	(30)
Payments on syndication contracts	16	—	50	—
Gain (loss) on sale of assets	(1,656)	—	17,652	—
Non-cash stock-based compensation included in direct operating expenses	(60)	—	(119)	—
Non-cash stock-based compensation included in selling, general and administrative expenses	116	(11)	(659)	(49)
Non-cash stock-based compensation included in corporate expenses	(181)	(89)	(856)	(308)
Depreciation and amortization	(11,195)	(11,620)	(22,218)	(23,052)
Impairment charge	(189,661)	—	(189,661)	—

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(168,078)	4,266	(155,766)	(62)
Equity in net income (loss) of nonconsolidated affiliates	80	(35)	(113)	(195)

Net income (loss)	(167,998)	4,231	(155,879)	(257)
Depreciation and amortization	11,195	11,620	22,218	23,052
Impairment charge	189,661	—	189,661	—
Deferred income taxes	(9,768)	3,071	(2,431)	219
Amortization of debt issue costs	100	598	200	1,196
Amortization of syndication contracts	56	20	56	30
Payments on syndication contracts	(16)	—	(50)	—
Equity in net (income) loss of nonconsolidated affiliate	(80)	35	113	195
Non-cash stock-based compensation	125	100	1,635	357
(Gain) loss on sale of media properties and other assets	1,656	—	(17,661)	—
Change in fair value of interest rate swap agreements	(3,586)	—	(8,960)	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Increase in accounts receivable	(15,496)	(14,688)	(3,820)	(8,487)
(Increase) decrease in prepaid expenses and other assets	(14)	(66)	(856)	(1,769)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,740	6,166	(4,679)	(514)

Cash flows from operating activities	$7,575	$11,087	$19,547	$14,022

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2006	2005	2006	2005
Consolidated adjusted EBITDA (1)	$31,018	$27,781	$46,010	$40,823
Net interest expense (1)	7,736	7,724	14,839	15,159
Cash paid for income taxes	1,927	382	2,335	872
Capital expenditures (2)	6,345	5,846	12,051	9,160

Free cash flow (1)	15,010	13,829	16,785	15,632
Capital expenditures (2)	6,345	5,846	12,051	9,160
Non-cash interest expense relating to amortization of debt finance costs and interest rate swap agreements	3,485	(598)	8,759	(1,196)
Non-cash income tax (expense) benefit	9,759	(3,071)	2,506	(219)
Amortization of syndication contracts	(56)	(20)	(56)	(30)
Payments on syndication contracts	16	—	50	—
Gain (loss) on sale of assets	(1,656)	—	17,652	—
Non-cash stock-based compensation included in direct operating expenses	(60)	—	(119)	—
Non-cash stock-based compensation included in selling, general and administrative expenses	116	(11)	(659)	(49)
Non-cash stock-based compensation included in corporate expenses	(181)	(89)	(856)	(308)
Depreciation and amortization	(11,195)	(11,620)	(22,218)	(23,052)
Impairment charge	(189,661)	—	(189,661)	—

Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(168,078)	4,266	(155,766)	(62)
Equity in net income (loss) of nonconsolidated affiliates	80	(35)	(113)	(195)

Net income (loss)	$(167,998)	$4,231	$(155,879)	$(257)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.

(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Net Revenue to Net Revenue

(In thousands)

(Unaudited)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses and consolidated adjusted EBITDA – to its respective GAAP financial measure. The reconciliation of consolidated adjusted EBITDA to net income is set forth above.

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2006	2005	2006	2005
Radio net revenue	$26,211	$27,212	$45,367	$46,987
Less: San Francisco/San Jose market	—	(1,949)	—	(3,166)

Pro forma radio net revenue	$26,211	$25,263	$45,367	$43,821

Total net revenue	$79,289	$75,109	$139,208	$132,263
Less: San Francisco/San Jose market	—	(1,949)	—	(3,166)

Pro forma total net revenue	$79,289	$73,160	$139,208	$129,097

Radio operating expenses (1)	$15,294	$15,896	$28,964	$30,000
Less: San Francisco/San Jose market	—	(1,219)	—	(2,276)

Pro forma radio operating expenses (1)	$15,294	$14,677	$28,964	$27,724

Total operating expenses (1)	$44,049	$43,163	$85,544	$83,174
Less: San Francisco/San Jose market	—	(1,219)	—	(2,276)

Pro forma total operating expenses (1)	$44,049	$41,944	$85,544	$80,898

Consolidated adjusted EBITDA (1)	$31,018	$27,781	$46,010	$40,823
Less: San Francisco/San Jose market	—	(730)	—	(890)

Pro forma Consolidated adjusted EBITDA (1)	$31,018	$27,051	$46,010	$39,933

(1)	Operating expenses and consolidated adjusted EBITDA are defined on page 1.